Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President-Investor Relations & Treasury	Josh Gitelson, Sr. Director- Global Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Fourth Quarter and Fiscal 2026 Results;
Provides Fiscal 2027 Guidance

Boston, MA, May 7, 2026 - Haemonetics Corporation (NYSE: HAE) reported financial results for its fourth quarter and fiscal 2026, which ended March 28, 2026:

		Fourth Quarter Fiscal 2026	Fiscal 2026
■	Revenue, increase/(decrease)	$346 million, 4.8%	$1.334 billion, (2.0)%
■	Organic(1) revenue increase	4.5%	1.1%
■	Organic ex-CSL(2) revenue increase	8.6%	9.5%
■	(Loss) earnings per diluted share	$(0.44)	$2.05
■	Adjusted earnings per diluted share	$1.29	$4.96
■	Cash flow from operating activities	$71 million	$293 million
■	Free cash flow	$45 million	$210 million
__________
(1)    Excludes the impacts of currency fluctuation, the divestiture of the Whole Blood product line as of its completion in January 2025 and the exit of certain liquid solution products. The Company's acquisition of Vivasure Medical Limited ("Vivasure") in January 2026 had no impact on organic revenue growth rates and is not separately quantified.
(2)    In addition to the adjustments for organic revenue, further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
Chris Simon, Haemonetics’ CEO, stated: "Strong fourth quarter performance was largely driven by our core platforms, with outperformance in Plasma and Blood Management Technologies, and sequential improvement in Interventional Technologies. We successfully completed our four-year long-range plan, having built a more diversified, sustainable, and durable business and delivering impressive results against ambitious multi-year goals. With a strengthened competitive position and focus on disciplined execution, we have momentum for fiscal 2027 and beyond."
GAAP RESULTS
Fourth quarter fiscal 2026 revenue was $346.4 million, up 4.8% compared with the fourth quarter of fiscal 2025. Business unit revenue and growth rates compared with the prior year period were as follows:

	Fourth Quarter Fiscal 2026 Reported
	(Dollars in Millions)
Plasma	$130.3	2.8%
Blood Center	$56.4	0.7%
Hospital	$159.6	8.0%
Total net revenue	$346.4	4.8%

Gross margin was 57.2% in the fourth quarter of fiscal 2026, compared with 58.4% in the fourth quarter of fiscal 2025. The primary driver of the decrease in the gross margin percentage was a charge taken for pre-acquisition inventory and inventory purchase commitments transferred from the Attune Medical acquisition that was deemed not recoverable, partially offset by decreased restructuring costs related to portfolio rationalization initiatives and decreased amortization of fair value inventory step-up.
Operating expenses in the fourth quarter of fiscal 2026 were $221.2 million, an increase of $99.5 million, or 81.8%, when compared with the prior year period, driven by the impairment of intangible assets related to Attune Medical, partially offset by remeasurements of contingent consideration. Due to these charges, the Company had operating losses of $23.0 million and a (6.6)% operating margin in the fourth quarter of fiscal 2026, compared with operating income of $71.3 million and an operating margin of 21.6% in the fourth quarter of fiscal 2025. The income tax rates were 29.1% and 18.0% in the fourth quarters of fiscal 2026 and fiscal 2025, respectively. Additionally, due to the charges above, fourth quarter fiscal 2026 net loss and loss per diluted share were $20.1 million and $(0.44), respectively, compared with net income and earnings per diluted share of $58.0 million and $1.17, respectively, in the fourth quarter of fiscal 2025.
ADJUSTED RESULTS
Fourth quarter fiscal 2026 organic revenue growth was 4.5% and organic ex-CSL revenue growth was 8.6% compared with the same period of fiscal 2025. Year-over-year organic and organic ex-CSL growth rates by business unit were as follows:

	Fourth Quarter Fiscal 2026
	Organic	Organic ex-CSL
Plasma	1.8%	12.7%
Blood Center	5.5%	5.5%
Hospital	6.5%	6.5%
Total net revenue	4.5%	8.6%
Fourth quarter fiscal 2026 adjusted gross margin was 59.7%, down 50 basis points compared with the prior year period. The primary drivers for the decrease in adjusted gross margin percentage were less favorable mix and impacts from tariffs, partially offset by higher volume and pricing benefits.
Adjusted operating expenses were $122.2 million, up $5.5 million, or 4.7%, when compared with the prior year period. The increase in adjusted operating expenses was largely driven by the acquisition of Vivasure, impacts from tariff and performance-based compensation as well as additional growth investments. Adjusted operating income for the fourth quarter of fiscal 2026 was $84.5 million, up $2.2 million or 2.6%, and adjusted operating margin was 24.4%, down 50 basis points, compared with the same period of fiscal 2025. The adjusted income tax rates were 24.8% and 22.2% in the fourth quarters of fiscal 2026 and fiscal 2025, respectively.
Fourth quarter fiscal 2026 adjusted net income was $59.7 million, down $1.8 million, or 3.0%, and adjusted earnings per diluted share was $1.29, up 4.0%, each when compared with the same period of fiscal 2025.
BALANCE SHEET AND CASH FLOW
Cash on hand at March 28, 2026 was $245.4 million, a decrease of $61.3 million since March 29, 2025, primarily driven by cash outflows for the acquisition of Vivasure and share repurchases, partially offset by cash flow provided from operating activities.

Fourth quarter fiscal 2026 cash flows from operating activities was $70.9 million, down $45.6 million, or 39.1%, and free cash flow was $44.5 million, down $50.4 million, or 53.1%, each when compared with the same period of fiscal 2025. The primary driver of decreased operating cash flow and free cash flow as compared to the same period of fiscal 2025 was the timing of income taxes paid and unfavorable working capital adjustments driven by the timing of cash collections.
SHARE REPURCHASE PROGRAM
As part of its previously announced $500.0 million share repurchase program, the Company repurchased 1,579,255 shares of its common shares for $100.0 million during the fourth quarter of fiscal 2026. Specifically, the Company repurchased 360,457 shares for $25.0 million pursuant to a Rule 10b5-1 trading plan and subsequently repurchased 1,218,798 shares for $75.0 million pursuant to an accelerated share repurchase agreement entered into with Goldman, Sachs & Co. The total remaining authorization for repurchases of the Company’s common stock under the 2025 share repurchase program is $325.0 million.
FISCAL 2027 GUIDANCE
The Company issued its fiscal 2027 GAAP total revenue and organic revenue growth guidance as follows:

Total Company
Reported Revenue	4 - 7%
53rd week impact	(~2%)
Currency impact	0 - 1%
Organic Revenue(1)	3 - 6%
Adjusted operating margin	50 – 100 bps expansion YoY
Adjusted earnings per diluted share	Comparable to revenue growth
Free cash flow conversion(2)	~80%
__________
(1)    Includes approximately mid-single-digit growth in each of Plasma and Hospital and a mid-single-digit decline in Blood Center. Organic growth guidance also includes nominal historical pre-acquisition revenue of Vivasure to provide a comparable view of period-over-period performance.
(2)    Free cash flow conversion is calculated as free cash flow divided by adjusted net income.
WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS
The Company will host a conference call with investors and analysts to discuss fourth quarter and full year fiscal 2026 results on Thursday, May 7, 2026 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register-conf.media-server.com/register/BI5821cb82b2104f4f8171096b52ca101c. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.
Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/7d678otf.
The Company has also provided a supplemental earnings presentation for its fourth quarter of fiscal 2026, which is available on its website and can be found at the following direct link: https://haemonetics.gcs-web.com/static-files/a9288d0a-0c42-4d85-a9f1-ac16ee243161.

ABOUT HAEMONETICS
Haemonetics is a global medical technology company dedicated to improving the quality, effectiveness and efficiency of health care. Our innovative solutions addressing critical medical needs include a suite of hospital technologies designed to advance standards of care and help enhance outcomes for patients; end-to-end plasma collection technologies to optimize operations for plasma centers; and products to enable blood centers to collect in-demand blood components. To learn more about Haemonetics, visit www.haemonetics.com.
FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company’s strategy for growth; product development, commercialization and anticipated benefits; regulatory approvals; the impact of acquisitions and divestitures; market position and expenditures; and the Company’s market and regional alignment initiative; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the Company’s share repurchase program; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.
Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; any failure to realize the anticipated strategic benefits and opportunities from acquisitions and divestitures; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the market and regional alignment initiative; the effects of global economic and political conditions, including changing trade and tariff policies and inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; the Company’s ability to protect its intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES
This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.
When used in this release, organic revenue growth excludes the impact of currency fluctuation, the divestiture of the Whole Blood product line as of its completion in January 2025 and the exit of certain liquid solution products. Organic ex-CSL revenue growth further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted interest and other income/expense, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, a provision for pre-acquisition inventory and inventory purchase commitments transferred from the Attune Medical acquisition that was deemed not recoverable, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), acquisition, integration and divestiture related costs, net gains on the repurchase of convertible notes, gains on sales of property, plant and equipment, certain tax settlements, unusual or infrequent and material litigation-related charges, and remeasurement of contingent consideration. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures and additions to Haemonetics equipment, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.
A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow conversion guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of (Loss) Income (Unaudited)

	Three Months Ended			Twelve Months Ended
	3/28/2026	3/29/2025	Inc/(Dec) %	3/28/2026	3/29/2025	(Dec)/Inc %
	(Data and Shares in Thousands, Except Per Share Data)			(Data and Shares in Thousands, Except Per Share Data)
Net revenues	$346,351	$330,599	4.8%	$1,334,027	$1,360,824	(2.0)%
Cost of goods sold	148,139	137,549	7.7%	546,441	611,866	(10.7)%
Gross profit	198,212	193,050	2.7%	787,586	748,958	5.2%

Research and development	14,446	15,914	(9.2)%	59,766	62,722	(4.7)%
Selling, general and administrative	121,828	115,360	5.6%	442,421	436,789	1.3%
Amortization of acquired intangible assets	10,491	11,296	(7.1)%	43,998	48,261	(8.8)%
Remeasurement of contingent consideration	(2,774)	(20,855)	(86.7)%	(1,879)	(23,022)	(91.8)%
Impairment of intangible assets	77,246	—	100.0%	86,546	2,391	3519.7%
Total operating expenses	221,237	121,715	81.8%	630,852	527,141	19.7%

Operating (loss) income	(23,025)	71,335	(132.3)%	156,734	221,817	(29.3)%

Interest and other expense, net	(5,374)	(598)	798.7%	(28,704)	(9,746)	194.5%

(Loss) income before (benefit) provision for income taxes	(28,399)	70,737	(140.1)%	128,030	212,071	(39.6)%

(Benefit) provision for income taxes	(8,252)	12,756	(164.7)%	30,722	44,392	(30.8)%

Net (loss) income	$(20,147)	$57,981	(134.7)%	$97,308	$167,679	(42.0)%

Net (loss) income per share assuming dilution	$(0.44)	$1.17	(137.6)%	$2.05	$3.31	(38.1)%

Weighted average number of shares:
Basic	46,224	49,193		47,179	50,330
Diluted	46,224	49,476		47,354	50,730

Profit Margins:			(Dec)/Inc %			Inc/(Dec) %
Gross profit	57.2%	58.4%	(1.2)%	59.0%	55.0%	4.0%
Research and development	4.2%	4.8%	(0.6)%	4.5%	4.6%	(0.1)%
Selling, general and administrative	35.2%	34.9%	0.3%	33.2%	32.1%	1.1%
Operating (loss) income	(6.6)%	21.6%	(28.2)%	11.7%	16.3%	(4.6)%
(Loss) income before (benefit) provision for income taxes	(8.2)%	21.4%	(29.6)%	9.6%	15.6%	(6.0)%
Net (loss) income	(5.8)%	17.5%	(23.3)%	7.3%	12.3%	(5.0)%

Revenue Analysis by Business Unit (Unaudited)

	Three Months Ended
	3/28/2026	3/29/2025	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth(1)	2025 CSL US Disposable Revenue(2)	Organic growth, ex-CSL
	(Dollars in Thousands)
Revenues by business unit
Plasma	$130,290	$126,736	2.8%	1.0%	—%	1.8%	(10.9)%	12.7%

Apheresis	56,414	54,320	3.9%	1.7%	(3.3)%	5.5%	—%	5.5%
Whole Blood	—	1,686	(100.0)%	—%	(100.0)%	—%	—%	—%
Blood Center	56,414	56,006	0.7%	1.5%	(6.3)%	5.5%	—%	5.5%

Interventional Technologies(3)	60,397	66,799	(9.6)%	0.7%	—%	(10.3)%	—%	(10.3)%
Blood Management Technologies(4)	99,250	81,058	22.4%	1.9%	—%	20.5%	—%	20.5%
Hospital	159,647	147,857	8.0%	1.5%	—%	6.5%	—%	6.5%

Total net revenues	$346,351	$330,599	4.8%	1.3%	(1.0)%	4.5%	(4.1)%	8.6%

	Twelve Months Ended
	3/28/2026	3/29/2025	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth(1)	2025 CSL US Disposable Revenue(2)	Organic growth, ex-CSL
	(Dollars in Thousands)
Revenues by business unit
Plasma	$524,456	$535,431	(2.0)%	0.7%	—%	(2.7)%	(22.3)%	19.6%

Apheresis	220,861	213,134	3.6%	1.4%	(2.3)%	4.5%	—%	4.5%
Whole Blood	406	47,990	(99.2)%	(0.1)%	(99.1)%	—%	—%	—%
Blood Center	221,267	261,124	(15.3)%	1.2%	(21.0)%	4.5%	—%	4.5%

Interventional Technologies(3)	234,007	255,019	(8.2)%	0.5%	—%	(8.7)%	—%	(8.7)%
Blood Management Technologies(4)	354,297	309,250	14.6%	1.1%	—%	13.5%	—%	13.5%
Hospital	588,304	564,269	4.3%	0.8%	—%	3.5%	—%	3.5%

Total net revenues	$1,334,027	$1,360,824	(2.0)%	0.8%	(3.9)%	1.1%	(8.4)%	9.5%
__________
(1)    Reflects the impact in Blood Center of the divestiture of the Whole Blood product line as of its completion in January 2025 and the impact of the exit of certain liquid solution products. The Company's acquisition of Vivasure in January 2026 had no impact on total Company or business unit organic revenue growth rates and is not separately quantified.
(2)    Reflects the impact in Plasma of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
(3)    Interventional Technologies includes Vascular Closure, Sensor Guided Technologies and Esophageal Protection product lines of the Hospital business unit.
(4)    Blood Management Technologies includes Hemostasis Management, Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets (Unaudited)

	March 28, 2026	March 29, 2025
	(Dollars in Thousands)
Assets
Cash and cash equivalents	$245,440	$306,763
Accounts receivable, net	216,855	202,657
Inventories, net	306,370	365,141
Other current assets	66,214	60,414
Total current assets	834,879	934,975
Property, plant & equipment, net	305,761	284,052
Intangible assets, net	447,655	455,743
Goodwill	656,368	604,269
Other assets	151,262	171,909
Total assets	$2,395,925	$2,450,948

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$5,015	$303,558
Other current liabilities	277,584	274,555
Total current liabilities	282,599	578,113
Long-term debt	1,219,565	921,230
Other long-term liabilities	97,441	130,769
Stockholders' equity	796,320	820,836
Total liabilities & stockholders' equity	$2,395,925	$2,450,948

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
	March 28, 2026	March 29, 2025
	(Dollars in Thousands)
Cash Flows from Operating Activities:
Net income	$97,308	$167,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111,717	115,586
Amortization of fair value inventory step-up	5,814	14,956
Share-based compensation expense	33,827	29,636
Impairment of intangible assets	86,546	2,391
Gain on repurchase of convertible senior notes, net	—	(12,600)
Gains on sales of property, plant and equipment	(714)	(15,698)
Deferred income taxes	(26,471)	(5,219)
Remeasurement of contingent consideration	(1,879)	(23,022)
Change in other non-cash operating activities	10,726	9,978
Change in operating assets and liabilities
Change in accounts receivable, net	(14,881)	6,956
Change in inventories, net	47,361	(64,704)
Change in prepaid income taxes	(4,534)	226
Change in other assets and other liabilities	(35,028)	(25,232)
Change in accounts payable and accrued expenses	(16,571)	(19,208)
Net cash provided by operating activities	293,221	181,725
Cash Flows from Investing Activities:
Capital expenditures	(32,780)	(39,278)
Non-cash transfers from inventory to property, plant and equipment for Haemonetics equipment	(51,891)	(21,112)
Proceeds from divestiture and sale of assets	—	43,291
Proceeds from sale of property, plant and equipment	1,375	23,253
Acquisitions	(60,180)	(150,906)
Other investments	(36,071)	(17,143)
Net cash used in investing activities	(179,547)	(161,895)
Cash Flows from Financing Activities:
Repayments, net of borrowings	(6,250)	447,312
Purchase of capped call related to convertible notes	—	(88,200)
Debt issuance costs	—	(23,135)
Share repurchase	(175,000)	(225,000)
Proceeds from employee stock programs	7,893	8,333
Cash used to net share settle employee equity awards	(5,001)	(10,243)
Other financing activities	(102)	(249)
Net cash (used in) provided by financing activities	(178,460)	108,818
Effect of exchange rates on cash and cash equivalents	3,463	(685)
Net Change in Cash and Cash Equivalents	(61,323)	127,963
Cash and Cash Equivalents at Beginning of the Period	306,763	178,800
Cash and Cash Equivalents at End of Period	$245,440	$306,763

Free Cash Flow Reconciliation:
Cash provided by operating activities	$293,221	$181,725
Capital expenditures	(32,780)	(39,278)
Additions to Haemonetics equipment	(51,891)	(21,112)
Proceeds from sale of property, plant and equipment	1,375	23,253
Free cash flow	$209,925	$144,588

Reconciliation of Adjusted Measures for Fourth Quarter of FY26 and FY25 (Unaudited)

	Gross profit	Operating expenses	Operating (loss) income	Interest and other (expense) income	(Benefit) provision for income taxes	Net (loss) income	(Loss) earnings per diluted share(1)(2)
Three Months Ended March 28, 2026:	(Dollars in Thousands, Except Per Share Data)
Reported	$198,212	$221,237	$(23,025)	$(5,374)	$(8,252)	$(20,147)	$(0.44)
Amortization of acquired intangible assets	—	(10,491)	10,491	—	2,471	8,020	0.17
Acquisition, integration and transaction costs	1,077	(8,296)	9,373	294	2,247	7,420	0.16
Restructuring costs	77	(119)	196	—	48	148	—
Restructuring related costs	(94)	(50)	(44)	—	—	(44)	—
Digital transformation costs	—	(5,004)	5,004	—	1,250	3,754	0.08
Write down of certain assets	—	(172)	172	—	86	86	—
Litigation-related charges	—	(443)	443	—	107	336	0.01
Impairment of intangible assets	—	(77,246)	77,246	—	18,984	58,262	1.26
Remeasurement of contingent consideration	—	2,774	(2,774)	—	(1,278)	(1,496)	(0.03)
Provision for pre-acquisition inventory and inventory purchase commitments	7,419	—	7,419	—	1,898	5,521	0.12
Discrete tax items	—	—	—	—	2,129	(2,129)	(0.04)
Adjusted	$206,691	$122,190	$84,501	$(5,080)	$19,690	$59,731	$1.29
Adjusted, as a percentage of net revenues	59.7%	35.3%	24.4%			17.2%
__________
(1) GAAP net loss per share is calculated using weighted average basic shares outstanding and excludes the impact of outstanding stock awards from the diluted loss per share calculation as their inclusion would have an anti-dilutive effect.

(2) Adjusted net income per share is calculated using weighted average diluted shares outstanding of 46,411 which includes the impact of outstanding stock awards.
	Gross profit	Operating expenses	Operating income (loss)	Interest and other expense	Provision (benefit) for income taxes	Net income (loss)	Earnings (loss) per diluted share
Three Months Ended March 29, 2025:	(Dollars in Thousands, Except Per Share Data)
Reported	$193,050	$121,715	$71,335	$(598)	$12,756	$57,981	$1.17
Amortization of acquired intangible assets	—	(11,296)	11,296	—	2,805	8,491	0.17
Amortization of fair value inventory step-up	2,637	—	2,637	—	641	1,996	0.04
Acquisition, integration and divestiture related costs	2,407	(4,882)	7,289	(2,559)	1,278	3,452	0.06
Restructuring costs	170	(814)	984	—	321	663	0.01
Restructuring related costs	790	(898)	1,688	—	386	1,302	0.03
Digital transformation costs	—	(4,450)	4,450	—	1,045	3,405	0.07
MDR and IVDR costs	13	(1,686)	1,699	—	404	1,295	0.03
Litigation-related charges	—	(1,820)	1,820	—	442	1,378	0.03
Remeasurement of contingent consideration	—	20,855	(20,855)	—	(70)	(20,785)	(0.42)
Discrete tax adjustments	—	—	—	—	(2,396)	2,396	0.05
Adjusted	$199,067	$116,724	$82,343	$(3,157)	$17,612	$61,574	$1.24
Adjusted, as a percentage of net revenues	60.2%	35.3%	24.9%			18.6%

Reconciliation of Adjusted Measures for Year-to-Date FY26 and FY25 (Unaudited)

	Gross profit	Operating expenses	Operating income (loss)	Interest and other (expense) income	Provision (benefit) for income taxes	Net income (loss)	Earnings (loss) per diluted share
Year Ended March 28, 2026:	(Dollars in Thousands, Except Per Share Data)
Reported	$787,586	$630,852	$156,734	$(28,704)	$30,722	$97,308	$2.05
Amortization of acquired intangible assets	—	(43,998)	43,998	—	10,801	33,197	0.70
Amortization of fair value inventory step-up	5,814	—	5,814	—	1,427	4,387	0.09
Acquisition, integration and transaction costs	3,709	(10,446)	14,155	2,316	3,952	12,519	0.26
Restructuring costs	(496)	(3,610)	3,114	—	827	2,287	0.05
Restructuring related costs	(33)	(137)	104	—	26	78	—
Digital transformation costs	—	(21,526)	21,526	—	5,208	16,318	0.34
Write downs of certain assets	—	(1,006)	1,006	—	288	718	0.02
Litigation-related charges	—	31	(31)	—	(8)	(23)	—
Impairment of intangible assets	—	(86,546)	86,546	—	21,253	65,293	1.38
Remeasurement of contingent consideration	—	1,879	(1,879)	—	(898)	(981)	(0.02)
Provision for pre-acquisition inventory and inventory purchase commitments	7,419	—	7,419	—	1,884	5,535	0.12
Discrete tax items	—	—	—	—	1,933	(1,933)	(0.03)
Adjusted	$803,999	$465,493	$338,506	$(26,388)	$77,415	$234,703	$4.96
Adjusted, as a percentage of net revenues	60.3%	34.9%	25.4%			17.6%

	Gross profit	Operating expenses	Operating income (loss)	Interest and other expense	Provision (benefit) for income taxes	Net income (loss)	Earnings (loss) per diluted share
Year Ended March 29, 2025:	(Dollars in Thousands; Except Per Share Data)
Reported	$748,958	$527,141	$221,817	$(9,746)	$44,392	$167,679	$3.31
Amortization of acquired intangible assets	—	(48,261)	48,261	—	11,986	36,275	0.72
Amortization of fair value inventory step-up	14,956	—	14,956	—	3,646	11,310	0.22
Acquisition, integration and divestiture related costs	3,204	(19,700)	22,904	(2,484)	2,415	18,005	0.35
Restructuring costs	11,328	(2,585)	13,913	—	3,477	10,436	0.21
Restructuring related costs	3,304	(3,941)	7,245	—	1,690	5,555	0.11
Digital transformation costs	—	(20,273)	20,273	—	4,818	15,455	0.30
PCS2 related charges	—	(4,000)	4,000	—	971	3,029	0.06
MDR and IVDR costs	13	(4,810)	4,823	—	1,144	3,679	0.07
Litigation-related charges	—	(2,877)	2,877	—	699	2,178	0.04
Gain on repurchase of convertible notes, net	—	—	—	(12,600)	(3,059)	(9,541)	(0.19)
Gain on sale of property, plant and equipment	—	14,134	(14,134)	—	(3,432)	(10,702)	(0.21)
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Remeasurement of contingent consideration	—	23,022	(23,022)	—	(70)	(22,952)	(0.45)
Discrete tax items	—	—	—	—	707	(707)	(0.01)
Adjusted	$781,763	$455,459	$326,304	$(24,830)	$69,965	$231,509	$4.57
Adjusted, as a percentage of net revenues	57.4%	33.5%	24.0%			17.0%